FILED # C1785-03

APR 2 9 2003

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

TA $325

# ARTICLES OF MERGER

OF

TMAN GLOBAL.COM, INC., a Florida Corporation

INTO

FRANCHISE HOLDINGS INTERNATIONAL, INC., a Nevada Corporation

THESE ARTICLES OF MERGER (the "Articles") are made this 17th day of April, 2003, by and between TMAN GLOBAL.COM, INC., a Florida corporation (hereinafter referred to as the "Non-surviving Corporation") and FRANCHISE HOLDINGS INTERNATIONAL, INC. a Nevada corporation (hereinafter the "Surviving Corporation"), pursuant to the respective portions of Chapter 92A of the Nevada Private Corporations Act and Title XXXVI, Chapter 607 of the Florida Statutes.

I. The Non-surviving Corporation shall merge with the Surviving Corporation and upon the effective date of such merger, as hereinafter specified, the Non-surviving Corporation shall cease to exist and shall no longer exercise its powers, privileges and franchises subject to the laws of the State of Florida, its state of incorporation. The Surviving Corporation shall succeed to the property and assets of and exercise all the powers, privileges and franchises of the Non-surviving Corporation and shall assume and be liable for all of the debts and liabilities, if any, of the Non-surviving Corporation. No amendments or changes in the Articles of Incorporation of the Surviving Corporation are to be effected by this Merger.

II. The merger shall become affective as of date of filing of these Articles of Merger with the Florida Secretary of State.

III. Immediately prior to the effective date of the merger contemplated herein, the Non-surviving Corporation had 9,086,053 shares of its common stock issued and outstanding. Immediately prior to the date of the merger contemplated herein, the Surviving Corporation had one share of its common stock issued and outstanding.

IV. As a result of the merger, all outstanding and issued shares of the Non-surviving

Corporation's common stock shall be exchanged for the exact amount of shares of the Surviving Corporation.

V. A copy of the Agreement and Plan of Merger is attached hereto as Exhibit A and incorporated herein by reference as though its provisions were fully set forth herein. A copy of the Agreement and Plan of Merger is available at the principal office of the Surviving Corporation, which is 10693 Anna Marie Drive, Glenn Allen, Virginia 23060. Such copy will be furnished, without cost and upon written request, to each shareholder whose corporation is a party to this Merger.

VI. The Plan of Merger was submitted to the respective Boards of Directors of the Surviving and Non-Surviving Corporation on April 4, 2003, and was adopted by the respective Boards. The Plan of Merger was submitted to the shareholders of the Non-Surviving Corporation on April 17, 2003. Only one class, common shares, was entitled to vote thereon. The Plan of Merger was approved by an affirmative of vote of 5,010,000 shares of the Non-Surviving Corporation. No shares voting against the Plan of Merger or abstained from voting. The vote of the Non-Surviving Corporation shareholders was sufficient for approval of the Plan of Merger. As to the Surviving Corporation, the Plan of Merger and performance of its terms was duly authorized by all action required by the laws of the State of Nevada and the Surviving Corporation's constituent documents. The sole shareholder of the Surviving Corporation unanimously approved the Plan on April 17, 2003.

The undersigned respective Presidents of the Non-surviving Corporation and of the Surviving Corporation each hereby acknowledges that the execution of these Articles of Merger is the act and deed of the Corporation on whose behalf he executes these Articles and that the facts stated herein are true.

TMAN GLOBAL.COM, INC.
a Florida corporation

By: [signature]
Robert J. Carlin., President

FRANCHISE HOLDINGS INTERNATIONAL, INC.
a Nevada corporation

By: [signature]
Robert J. Carlin., President

AGREEMENT AND PLAN OF MERGER

OF

TMAN GLOBAL.COM, INC., a Florida corporation

INTO

FRANCHISE HOLDINGS INTERNATIONAL, INC., a Nevada corporation

THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made this 17th day of April, 2003 by and between TMAN GLOBAL.COM, INC., a Florida corporation (hereinafter referred to as the "Non-surviving Corporation") and FRANCHISE HOLDINGS INTERNATIONAL, INC., a Nevada corporation (hereinafter referred to as the "Surviving Corporation"). Hereinafter the Non-surviving Corporation and Surviving Corporation shall be referred to as the "Corporations."

WHEREAS, the respective Corporations desire to merge;

NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

I. Pursuant to the Nevada Private Corporations Act and the Florida Statutes, the Non-surviving Corporation shall merge with the Surviving Corporation and upon the effective date of such merger, the Non-surviving Corporation shall cease to exist and shall no longer exercise its powers, privileges and franchises subject to the laws of the State of Florida, its state of incorporation. The Surviving Corporation shall succeed to the property and assets of and exercise all powers, privileges and franchises of the Non-surviving Corporation and shall assume and be liable for the payment of all of the debts and liabilities of the Non-surviving Corporation, including, but not limited to, all fees and franchise taxes and will pay such fees and taxes if they are not timely paid.

II. The Non-surviving Corporation's assets and liabilities shall otherwise become the assets and liabilities of the Surviving Corporation.

III. The officers of the Corporations are authorized and directed to take all appropriate and necessary action to dissolve the Non-surviving Corporation under applicable law.

IV. This Agreement and Plan of Merger shall become effective as of date of filing of these Articles of Merger with the Florida Secretary of State.

V. The state of incorporation of the Surviving Corporation after the effective date of the merger shall be the State of Nevada.

VI. The officers and directors of the Non-Surviving Corporation after the effective date of the merger shall become the officers and directors of the Surviving Corporation.

VII. The Surviving Corporation's name after the merger's effective date shall remain the same.

VIII. The Articles of Incorporation of the Surviving Corporation shall serve as the Articles of Incorporation for the Surviving Corporation and Non-surviving Corporation as merged.

IX. The authorized capital shares of the Surviving Corporation, whether issued or unissued on the effective date of the merger, shall remain the same and not be converted into a different number or class of shares as a result of the merger.

X. Immediately prior to the effective date of the merger contemplated herein, the Non-surviving Corporation had 9,086,053 shares of its common stock issued and outstanding. Immediately prior to the date of the merger contemplated herein, the Surviving Corporation had one share of its common stock issued and outstanding.

XI. The manner and basis of converting the securities of the Non-surviving Corporation into shares, obligations, or other securities of the Surviving Corporation and the manner and basis of converting rights to acquire shares of the Non-surviving Corporation into rights to acquire shares, obligations or other securities of the Surviving Corporation are as follows: As a result of the merger,

all outstanding and issued shares, obligations, or other securities and rights to acquire such securities of the Non-surviving Corporation shall be exchanged on a one-for-one basis for shares, obligations, or other securities of the Surviving Corporation. The Non-surviving Corporation's securities will then be canceled.

XII. The Non-surviving and Surviving Corporation shall take, or cause to be taken, all actions necessary, proper or advisable under the laws of the State of Nevada to consummate and make effective the merger.

XIII. It is intended that the transaction described herein qualifies as a tax-free exchange within the definition of Section 368 of the Internal Revenue Code of 1986, as amended.

The undersigned respective Presidents of each of the parties hereto hereby acknowledge that the execution of this Agreement is the act and deed of the Corporation on whose behalf each executes this Agreement, and that the facts stated herein are true.

| | |
|---|---|
| TMAN GLOBAL.COM, INC. | FRANCHISE HOLDINGS INTERNATIONAL, INC. |
| a Florida corporation | a Nevada corporation |
| By: | By: |
| Robert J. Carlin., President | Robert J. Carlin., President |